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                                                           Exh. 10.4


                                       1997
                                STOCK OPTION PLAN

A.  Purpose

    The purpose of the Stock Option Plan (the "Plan") is to provide a means whereby the Corporation may, through the grant of options to purchase common shares of the Corporation ("common shares") to officers, directors, employees, service providers, consultants and contractors of the Corporation, and of any affiliate or subsidiary of the Corporation, motivate officers, directors, employees and other service providers, consultants and contractors (including officers and directors who are not employees) to exert their best efforts on behalf of the Corporation, and any affiliate or subsidiary, and closely align the personal interests of such officers, directors, employees, service providers, consultants and contractors with those of the shareholders. Options may be granted by the Corporation from time to time to officers, directors, key employees, service providers, consultants and contractors or to a personal holding corporation controlled by such optionees or to a registered retirement savings plan established by such optionees of the Corporation, or of any affiliate or subsidiary of the Corporation, to purchase common shares (such persons, corporations and plans shall be considered to be the class of eligible optionees hereunder).

B.  Number of Shares Available Under Plan

    Common shares to be issued upon exercise of an option granted under the Plan shall be reserved on the date of the grant of an option for issuance upon exercise of such option.

    (1) Maximum Number. Subject to adjustment as provided in Subparagraph D(8) below, the aggregate number of common shares which may be reserved for issuance under the Plan shall not exceed 638,000 common shares.

    (2)  Insiders. Notwithstanding anything else herein contained:

         (a) the number of common shares which may be reserved for issuance under the Plan and under any other employee stock option plans or other share compensation arrangements of the Corporation to insiders (as defined in the Securities Act (Ontario)) of the Corporation, and of any affiliate or subsidiary of the Corporation, shall not exceed 10% of the outstanding issue (as hereinafter defined);

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                                       2


         (b) the number of common shares which may be issued within a one-year period pursuant to the Plan and under any other employee stock option plans or other share compensation arrangements of the Corporation to insiders of the Corporation, shall not exceed 10% of the outstanding issue; and

         (c) the number of common shares which may be issued within a one-year period pursuant to the Plan and under any other employee stock option plans or other share compensation arrangements of the Corporation to any one insider of the Corporation, and such insider's associates shall not exceed 5% of the outstanding issue.

    For the purposes of Subparagraph B(2)(a), "outstanding issue" means the number of common shares outstanding on a non-diluted basis, subject to applicable adjustments as provided for in the by-laws and rules of any stock exchange having jurisdiction. For the purposes of subparagraph B(2)(b) and
(c), "outstanding issue" is determined on the basis of the number of common shares that are outstanding immediately prior to the share issuance in question, excluding common shares issued pursuant to share compensation arrangements over the preceding one-year period. For the purposes of Paragraph B(2), an entitlement granted prior to the grantee becoming an insider may be excluded in determining the number of shares issuable to insiders.

    (3) Individual. The aggregate number of common shares which may be reserved for issuance to any one person under the Plan shall not exceed the number of common shares remaining after:

         i) the aggregate number of common shares reserved for issuance under the Plan and under any other employee stock option plus or other share compensation arrangements of the Corporation held by such person on the date of the grant of any option;

is subtracted from

       ii) 5% of the aggregate number of common shares issued and outstanding (on a non-diluted basis) on the date of the grant of such option.

    (4) Termination Expiry, etc. If any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled as to any common shares, new options may thereafter be granted covering such common shares, subject to applicable regulatory requirements.


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                                       3

C. Administration

   (1) Supervision by Board. The Plan shall be administered under the supervision of the board of directors of the Corporation or by the compensation committee of the board of directors which is charged with the responsibility of administering the Plan (both of which are referred to hereinafter as the "Board").

   (2) Powers of Board. Subject to the provisions of the Plan, the Board shall have the power to:

       (a) determine and designate from time to time those officers, directors, employees, service providers, consultants and contractors of the Corporation, or of any affiliate or subsidiary of the Corporation, to whom options are to be granted and the number of common shares to be optioned to each officer, director, employee, service provider, consultant or contractor; and

       (b) determine the time or times when, and the manner in which, each option shall be exercisable and the duration of the exercise period for each proposed option.

   (3) Other Options and Purchase Plans. An officer, director, employee, service provider, consultant or contractor who has been granted an option may, if the person is otherwise eligible, be granted an additional option or options under this Plan or any other option or purchase plans of the Corporation if the Board shall so determine.

   (4) Interpretation: Rules and Regulations. The Board may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable. Without limiting the generality of the foregoing, the Board may, in its discretion, treat all or any portion of any period during which an optionee is on an approved leave of absence from the Corporation, or an affiliate or subsidiary of the Corporation, as a period of employment of such optionee by the Corporation, or such affiliate or subsidiary, as the case may be, for the purpose of accrual of the optionee's rights under the optionee's option. Any interpretation, determination or other action made or taken by the Board shall be final, binding and conclusive.

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                                       4

D. Terms and Conditions

   Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Board, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Board may deem appropriate:

   (1) Option Period. Each option agreement shall specify the period for which the option thereunder is exercisable (which in no event shall exceed 5 years from the date of grant) and shall provide that the option shall expire at the end of such period.

   (2) Option Price. The option price per common share shall be determined by the Board at the time any option is granted but in no event shall such price be lower than the Market Price (as hereinafter defined) at the time of the grant.

""Market Price'' means:

       (a) at any time during which the common shares are listed and posted for trading or are quoted on any stock exchange, the closing sale price for board lots of common shares on such exchange on the last business day on which a trade occurred immediately prior to the date of the grant; and

       (b) at any other time, the fair market value of the common shares, as determined by the Board, with due regard being had to any over-the-counter sale prices, asked and bid prices, volume quotations, value of assets and liabilities of the Corporation, income and prospects of the Corporation, and such other considerations as the Board shall in its sole discretion determine to be relevant.

   (3) Exercise of Options. At the time of the grant of each option, the Board shall determine when the option shall become exercisable, the conditions, if any for the vesting of the option and the period of time over which the option may be exercised, all within applicable regulatory limits. The Board may determine whether the options shall be exercisable in instalments, and may impose such other restrictions as it shall deem appropriate.

   (4) Payment of Purchase Price Upon Exercise. The purchase price of the shares for which an option shall be exercised shall be paid in cash or by certified cheque to the Corporation at the time of exercise.

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                                       5

   (5) Exercise in the Event of Death or Termination of Employment.

       (a) With respect to an optionee who is an employee, officer, service provider, consultant or contractor of the Corporation or an affiliate or subsidiary of the Corporation, if any such optionee's (or, if the optionee is a personal holding company controlled by, or a registered retirement savings plan established by, an officer, employee, service provider, consultant or contractor then if such person's) employment, office with or services to the Corporation, or an affiliate or subsidiary of the Corporation, shall terminate for any reason, including the optionee's death, permanent disability or termination of employment with or without cause, the optionee may exercise the optionee's option, to the extent that the optionee may be entitled to do so at the date of the termination of the optionee's employment, office or services, at any time or from time to time, within 30 days of the date of termination of the optionee's employment, office or services, but in no event later than the expiration date specified in accordance with Subparagraph D(1) above.

       (b) With respect to any optionee who is a director of the Corporation or an affiliate or subsidiary of the Corporation, if any such optionee's (or, if the optionee is a personal holding company controlled by, or a registered retirement savings plan established by a director, then if such person's) directorship with the Corporation, or an affiliate or subsidiary of the Corporation, shall be terminated for any reason, including the optionee's death, permanent disability or termination with or without cause, the optionee may exercise the optionee's option, to the extent that the optionee would be entitled to do so at the date of the termination of the optionee's directorship, at any time or from time to time, within 60 days of the date of termination of the optionee's directorship, but in no event later than the expiration date specified in accordance with Subparagraph D(1) above.

   (6) Non-transferability. No option granted under the Plan shall be transferable or assignable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by such optionee.

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                                       6

   (7) Investment Representation, Listing and Regulation.

       (a) Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the registration, qualification or other approval of or in connection with the Plan or the common shares covered thereby is necessary or desirable under any governmental or regulatory authority, then such option may not be exercised, in whole or in part, unless and until such registration, qualification or approval shall have been obtained free of any condition not acceptable to the Board. The optionee shall, to the extent applicable, cooperate with the Corporation in relation thereto and shall have no claim or cause of action against the Corporation or any of its officers, directors or shareholders as the result of any failure by the Corporation to take any steps to obtain any such registration, qualification or approval.

       (b) The granting of options and the issuance of common shares under the Plan shall be carried out in compliance with applicable statutes and with regulations of governmental authorities and applicable stock exchanges.

   (8) Adjustments in Event of Change of Common Shares. Subject to any required approvals of applicable regulatory authorities and stock exchanges, in the event of any change in the common shares by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase common shares at a price substantially below fair market value, or of any similar change affecting the common shares, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

   (9) Liquidation. In the event the Board shall adopt a plan of complete liquidation, all options shall become immediately exercisable in full, notwithstanding that they may have been initially granted on an instalment basis.

   (10) No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any common shares subject to the optionee's option prior to the date of issuance to such optionee of a certificate or certificates for such shares.


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    (11) No Rights to Continued Employment. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to or service provider to the Corporation, or any affiliate or subsidiary of the Corporation, nor shall they interfere in any way with the right of the Corporation, or any affiliate or subsidiary of the Corporation, by which an optionee is employed or of which the optionee is a director, consultant, contractor or service provider to terminate the optionee's employment or directorship or services at any time in accordance with applicable law.

E. Amendment and Discontinuance

    Subject to applicable regulatory requirements, the Board may from time to tome amend, suspend, terminate or discontinue the Plan provided, however, that subject to the provisions of Subparagraph D(8) above, no action of the Board may:

    (1) Increase Limits. Increase the number of common shares reserved for options pursuant to Paragraph B above;

    (2) Change Eligibility. Change the class of eligible employees, officers, directors or service providers to whom options may be granted;

    (3) Lengthen Term. Permit the granting of options which expire beyond the period provided for in Subparagraph D(1) above; or

    (4) Reduce Price. Permit the granting of any option at an option price less than that determined in accordance with Subparagraph D(2) above;

unless the Plan is required to be amended in order to otherwise comply with changes in applicable laws.

F. Proceeds from Sales of Shares

    Any cash proceeds from the sale of shares issued upon exercise of the options shall be added to the general funds of the Corporation.

G. Term of Plan

    Options may be granted only within 5 years from the date the Plan has been adopted by the Board.

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                                       8

H. Shareholder Approval

    The Plan shall be presented to the Corporation's shareholders within 12 months or its adoption by the Board for approval by such shareholders. Options may be granted prior to such approval, but such options shall be contingent upon such approval being obtained any may not be exercised prior to such approval.